UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017

NetApp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

495 East Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Fiscal 2018 Compensation

On May 17, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of NetApp, Inc. (the “Company”) approved the fiscal year 2018 (“FY 18”) terms of cash compensation for the named executive officers identified below in the amounts reflected below:

Named Executive Officer	FY18 Salary (1)	FY18 Target Incentive Compensation Award (2) (3)
George Kurian Chief Executive Officer and President	$925,000	170%
Ronald J. Pasek Executive Vice President and Chief Financial Officer	$585,000	110%
Henri Richard Executive Vice President, Worldwide Field and Customer Operations	$575,000	110%
Joel Reich Executive Vice President, Product Operations	$513,000	110%
Matthew K. Fawcett Senior Vice President, General Counsel and Secretary	$520,000	80%

(1)	Increase effective April 29, 2017.
(2)	Expressed as a target percentage of base salary. Incentive compensation for the Company’s named executive officers will be established pursuant and subject to the terms of the Company’s Executive Compensation Plan.
(3)	All target incentive compensation amounts, other than Mr. Kurian’s, are unchanged from fiscal year 2017. Mr. Kurian’s fiscal year 2017 target incentive compensation award was 160%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC. (Registrant)

Date: May 22, 2017	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Senior Vice President, General Counsel and Corporate Secretary